Exhibit 99.1

International Money Express, Inc. Reports Strong First-Quarter Results

Competitive advantage, a significant increase in retail and digital transactions fuel growth, improved operating performance

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (May 4, 2022) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”) a leading, omnichannel money remittance services company reported today strong double-digit growth across all of the Company’s key operating performance measures during the first quarter of 2022. The results demonstrate the Company’s competitive advantage as the nation’s preferred omnichannel money transfer service to Latin America.

Operating performance highlights for the three months ending March 31, 2022, as compared to the prior-year period include:

•	Revenues up 21.2% to $114.7 million.
•	Net Income up 29.8% to $11.7 million.
•	Diluted EPS up 30.4% to $0.30 per share.
•	Adjusted Net Income up 25.7% to $13.4 million.
•	Adjusted Diluted EPS up 25.9% to $0.34 per share.
•	Adjusted EBITDA up 23.0% to $20.7 million.
•	Active customers up 16.6%.
•	Digital transactions up 104.6%.

“The consistently strong growth we have achieved at Intermex is driven by the Company’s competitive advantage as a leading money transfer service provider to Latin America,” said Bob Lisy, Chairman, CEO, and President. “Intermex captures 21.4% of the remittance business in four of the region’s top five markets including Mexico, Guatemala, El Salvador, and Honduras, which collectively account for 75% of all the dollar volume transferred to Latin America from the U.S. With the expected closing of the La Nacional acquisition later this year, Intermex would have a leading position in all five of the top markets comprising over 83% of the dollar volume from the U.S. to Latin America.”

“The strength of our brand, coupled with the connections we are making with our customers and agent partners, continue to drive our growth,” Lisy said. “Digitally and through thousands of retail locations across the country, Intermex is the preferred remittance provider for the rapidly growing number of consumers who rely on our services. Combining our commitment to excellent customer service with the focused and efficient execution of our business plan, Intermex is perfectly positioned for sustainable, long-term growth.”

First Quarter 2022 Financial Results (all comparisons are to First Quarter 2021)

The Company achieved record revenues of $114.7 million, up 21.2%. Contributing to the strong revenue growth was a 10.1% increase in the nationwide network of independent Intermex agents who originate money transfers and a corresponding 16.6% increase in active customers. The Company had 2.6 million unique customers transact with Intermex during the first quarter of 2022. Money transfer transactions increased 19.7% to 10.0 million. Revenue growth also reflects the increasing number of digital transactions that the Company is completing. Digital transactions for the period were up a strong 104.6%.

The growth in transactions resulted in a 29.6% increase in the principal amount transferred to $4.4 billion during the first quarter.

Net income grew 29.8% to $11.7 million. Diluted earnings per share were $0.30, an increase of 30.4%. Net income and EPS growth reflect the increased revenues along with lower interest and depreciation and amortization expenses. Net income and EPS growth was partially offset by increases in service charges from agents and banks, salaries, general and administrative expenses, and income tax expense.

Adjusted net income increased 25.7% to $13.4 million and adjusted diluted earnings per share was $0.34, an increase of 25.9%.

Adjusted EBITDA increased 23.0% to $20.7 million, primarily as a result of the increased revenues, partially offset by increases in service charges from agents and banks, salaries, and general and administrative expenses.

Other Items
The Company ended the first quarter of 2022 with $157.2 million in cash, an increase of 18.7% compared to December 31, 2021. Additionally, Net Free Cash Generated was up 18.9% to $10.1 million in the quarter.

The Company repurchased approximately 224,000 shares of its common stock for $3.6 million during the first quarter of 2022 and approximately 566,000 shares for $9.2 million to date under the current stock repurchase authorization, of which $30.8 million remains available.

2022 Guidance
The Company is reiterating full-year revenue guidance of $537 million to $546 million, an increase of 17% to 19% over 2021 full-year results.

Due to better than anticipated operating efficiencies that the Company is achieving, Net Income, Adjusted Net Income, and Adjusted EBITDA are now expected to be higher than previously forecasted. Full-year 2022 Net Income, Adjusted Net Income, and Adjusted EBITDA guidance has been adjusted as follows:

■	Net Income, $59 million to $60.5 million, an increase of 26% to 29%.
■	Adjusted Net Income, $67 million to $68.5 million, an increase of 17% to 19%.

■	Adjusted EBITDA, $101.5 million to $104 million, an increase of 17% to 20%.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangibles resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation tables below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per share to Adjusted Earnings per share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements.  A quantitative reconciliation of projected Adjusted Net Income and Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern
Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or
1-201-689-8573 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance” and similar expressions (including the negative and plural forms of such words and phrases). Our forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are beyond our control, that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity.  Such factors include, among others, our ability to successfully execute, manage and integrate key acquisitions and mergers; the public health conditions, responses thereto and the economic and market effects thereof; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain favorable agent relationships; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity or financial institution illiquidity; new technology or competitors such as digital platforms; cyber-attacks or disruptions to our information technology, computer network systems, data centers and phone apps; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with applicable regulatory requirements; international political factors, political stability, tariffs, border taxes or restrictions on remittances or transfers;  currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to the authenticity of customers’ orders; changes in immigration laws and their enforcement; our ability to protect intellectual property rights; our ability to recruit and retain key personnel; and other factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States and Canada to 17 countries in Latin America, including Mexico and Guatemala, eight countries in Africa, and two countries in Asia. The Company provides the digital movement of money through a network of agent retailers in the United States and Canada; through Company-operated stores; digitally through our mobile app; and via the Company’s website. Transactions are fulfilled and paid through thousands of retail and bank locations in Latin America, Africa, and Asia. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, and Guatemala City, Guatemala. For more information about Intermex, please visit www.intermexonline.com.

Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

Condensed Consolidated Balance Sheets

(in thousands of dollars)	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets:
Cash	$157,237	$132,474
Accounts receivable, net	86,435	67,317
Prepaid wires, net	15,264	56,766
Prepaid expenses and other current assets	6,284	6,988
Total current assets	265,220	263,545

Property and equipment, net	20,918	17,905
Goodwill	36,260	36,260
Intangible assets, net	14,390	15,392
Other assets	12,900	7,434
Total assets	$349,688	$340,536

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$3,882	$3,882
Accounts payable	17,219	23,151
Wire transfers and money orders payable, net	59,694	56,066
Accrued and other liabilities	32,937	33,760
Total current liabilities	113,732	116,859

Long-term liabilities:
Debt, net	78,240	79,211
Lease liabilities, net	3,505	-
Deferred tax liability, net	1,477	1,426
Total long-term liabilities	83,222	80,637

Stockholders' equity:
Total stockholders' equity	152,734	143,040
Total liabilities and stockholders' equity	$349,688	$340,536

Condensed Consolidated Statements of Income

	Three Months March 31,
	2022	2021
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$98,000	$80,912
Foreign exchange gain, net	15,674	13,049
Other income	992	616
Total revenues	114,666	94,577

Operating expenses:
Service charges from agents and banks	76,993	63,372
Salaries and benefits	11,310	9,875
Other selling, general and administrative expenses	7,069	5,505
Depreciation and amortization	2,183	2,335
Total operating expenses	97,555	81,087

Operating income	17,111	13,490

Interest expense	952	1,339

Income before income taxes	16,159	12,151

Income tax provision	4,505	3,174

Net income	$11,654	$8,977

Earnings per common share:
Basic	$0.30	$0.23
Diluted	$0.30	$0.23

Weighted-average common shares outstanding:
Basic	38,362,014	38,239,130
Diluted	39,077,665	38,846,906

Reconciliation from Net income to Adjusted Net income

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021

	(Unaudited)

Net income	$11,654	$8,977

Adjusted for:
Share-based compensation (a)	1,268	896
Other charges and expenses (b)	141	117
Amortization of certain intangibles (c)	972	1,262
Income tax benefit related to adjustments (d)	(667)	(619)
Adjusted net income	$13,368	$10,633

Adjusted earnings per common share
Basic	$0.35	$0.28
Diluted	$0.34	$0.27

(a) Represents shared-based compensation relating to equity awards granted to employees and independent directors of the Company.

(b) Represents primarily loss on disposal of fixed assets and foreign currency (gains) losses.

(c) Represents the amortization of certain intangible assets that resulted from business acquistion transactions.

(d) Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three months ended March 31,
	2022	2021
	(Unaudited)
GAAP Basic Earnings per Share	$0.30	$0.23
Adjusted for:
Share-based compensation	0.03	0.02
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.03	0.03
Income tax benefit related to adjustments	(0.02)	(0.01)
Non-GAAP Adjusted Basic Earnings per Share	$0.35	$0.28

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three months ended March 31,
	2022	2021
	(Unaudited)
GAAP Diluted Earnings per Share	$0.30	$0.23
Adjusted for:
Share-based compensation	0.03	0.02
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.02	0.03
Income tax benefit related to adjustments	(0.02)	(0.01)
Non-GAAP Adjusted Diluted Earnings per Share	$0.34	$0.27

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended March 31,

(in thousands of dollars)	2022	2021

	(Unaudited)
Net income	$11,654	$8,977

Adjusted for:
Interest expense	952	1,339
Income tax provision	4,505	3,174
Depreciation and amortization	2,183	2,335
EBITDA	19,294	15,825
Share-based compensation (a)	1,268	896
Other charges and expenses (b)	141	117
Adjusted EBITDA	$20,703	$16,838

(a)	Represents share-based compensation relating to equity awards granted to employees and independent directors of the Company.

(b)	Represents primarily loss on disposal of fixed assets and foreign currency (gains) losses.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net Income Margin	10.2%	9.5%
Adjusted for:
Interest expense	0.8%	1.4%
Income tax provision	3.9%	3.4%
Depreciation and amortization	1.9%	2.5%
EBITDA	16.8%	16.7%
Share-based compensation	1.1%	0.9%
Other charges and expenses	0.1%	0.1%
Adjusted EBITDA Margin	18.1%	17.8%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three months ended March 31,
(in thousands of dollars)	2022	2021
	(Unaudited)

Net income for the period	$11,654	$8,977

Depreciation and amortization	2,183	2,335
Share-based compensation expense	1,268	896
Provision for credit losses	442	162
Cash used in investing activities	(4,316)	(1,930)
Term loan pay downs	(1,094)	(1,915)

Net free cash generated during the period	$10,137	$8,525